UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

ESCO TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Item 2.01      Completion of Acquisition or Disposition of Assets

On March 28, 2014, the Registrant completed the disposition of its wholly-owned subsidiary Aclara Technologies LLC as well as two Aclara-related entities, Aclara International LLC and Distribution Control Systems Caribe, Inc. (collectively, “Aclara”) to Meter Readings Holding, LLC (“Buyer”), an affiliate of Sun Capital Partners, Inc., pursuant to the Securities Purchase Agreement entered into on March 14, 2014 (the “Agreement”).

A copy of the Agreement is attached to this Report as Exhibit 10.1. The Agreement is provided pursuant to Securities and Exchange Commission requirements and to provide investors with information regarding the terms of the Agreement. The terms of the Agreement have been negotiated between the parties solely for the purposes of this particular transaction, and are not intended to provide any other factual information about the Registrant or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; and are subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them, which may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Registrant or any of its subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Registrant. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about the Registrant and its subsidiaries included in the reports, statements, and other filings the Registrant makes or has made with the Securities and Exchange Commission.

Item 9.01       Financial Statements and Exhibits

(b)       Pro forma financial information

On March 28, 2014, the Registrant completed the disposition of its wholly-owned subsidiary Aclara Technologies LLC as well as two Aclara-related entities, Aclara Internatinal LLC and Distribution Control System Caribe, Inc. (collectively, “Aclara”) to Meter Readings Holding, LLC (“Buyer”), an affiliate of Sun Capital Partners, Inc., pursuant to the Securities Purchase Agreement entered into on March 14, 2014 (the”Agreement”). The Agreement provides for a purchase price of $130 million in cash, plus or minus certain customary adjustments to Aclara’s working capital specified in the Agreement. In addition, approximately $18 million of specified Aclara receivables will be paid to the Registrant when collected by Aclara.

The following unaudited pro forma consolidated statements of operations for the fiscal year ended September 30, 2013 and the three months ended December 31, 2013 present the Registrant’s results of operations as adjusted to give effect to the divestiture of Aclara as if it had occurred at the beginning of the period presented. The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2013 presents the Registrant’s financial position as if the divestiture had occurred on December 31, 2013. The unaudited pro forma consolidated balance sheet as of December 31, 2013 reflects the elimination of the net assets of Aclara, the elimination of all intercompany accounts, the inclusion of the net proceeds from the sale in cash and cash equivalents, and the estimated loss on the sale in retained earnings. The estimated loss on the sale of Aclara may change upon final determination and settlement of post-closing adjustments.

The unaudited pro forma financial statements should be read in conjunction with the Registrant’s consolidated financial statements and notes thereto previously filed as part of the Registrant’s most recent annual and quarterly reports on Forms 10-K and 10-Q for the periods ended September 30, 2013 and December 31, 2013, respectively.

The unaudited pro forma information below is provided for information purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Registrant would have been had the transaction actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Registrant. Results of operations for the three months ended December 31, 2013 may not be indicative of results of operations to be expected for a full year. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Year Ended September 30, 2013	Less Aclara (1)	Pro Forma Adjustments		Pro Forma September 30, 2013

Net sales	$490,079	-			$490,079
Costs and expenses:
Cost of sales	295,863	-			295,863
Selling, general and administrative expenses	129,809	-	-		129,809
Amortization of intangible assets	6,179	-	-		6,179
Interest expense (income), net	2,693	-	(2,320)	(2)	373
Other expenses, net	5,940	-	-		5,940
Total costs and expenses	440,484	-	(2,320)		438,164

Earnings before income taxes	49,595	-	2,320		51,915
Income tax expense	18,335	-	812	(3)	19,147
Net earnings from continuing operations	31,260	-	1,508		32,768

(Loss) from discontinued operations, net of tax (benefit) of $(5,215)	(56,863)	(56,863)			0

Net (loss) earnings	$(25,603)				$32,768

Earnings (loss) per share:
Basic - Continuing operations	$1.18				$1.24
- Discontinued operations	(2.15)				-
- Net earnings	$(0.97)				$1.24

Diluted - Continuing operations	$1.17				$ 1.22	(4)
- Discontinued operations	(2.13)				-
- Net earnings	$(0.96)				$1.22

Average common shares outstanding:
Basic	26,450
Diluted	26,802

Notes:

(1) The elimination of Aclara’s operating results reflects the sale as per the terms of the Agreement.

(2) Represents an adjustment of interest expense assuming the net cash proceeds were received at the beginning of the period and used to pay down debt.

(3) Represents a 35% tax expense impact on the pro forma adjustments.

(4) Does not reflect $0.30 per share related to restructuring charges incurred at ETS and Doble Lemke.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2013	Less Aclara (1)	Pro Forma Adjustments		Pro Forma December 31, 2013

Net sales	$124,450	-			$124,450
Costs and expenses:
Cost of sales	74,281	-			74,281
Selling, general and administrative expenses	33,872	-	-		33,872
Amortization of intangible assets	1,686	-	-		1,686
Interest expense (income), net	692	-	(580	)(2)	112
Other expenses, net	179	-	0		179
Total costs and expenses	110,710	-	(580)		110,130

Earnings before income taxes	13,740	-	580		14,320
Income tax expense	4,908	-	203	(3)	5,111
Net earnings from continuing operations	8,832	-	377		9,209

Earnings (loss) from discontinued operations, net of tax expense of $1,306	2,357	(2,357)			0

Net earnings	$11,189				$9,209

Earnings per share:
Basic - Continuing operations	$0.33				$0.35
- Discontinued operations	0.09				-
- Net earnings	$0.42				$0.35

Diluted - Continuing operations	$0.33				$0.34
- Discontinued operations	0.09				-
- Net earnings	$0.42				$0.34

Average common shares outstanding:
Basic	26,483
Diluted	26,738

Notes:

(1) The elimination of Aclara’s operating results reflects the sale as per the terms of the Agreement.

(2) Represents an adjustment of interest expense assuming the net cash proceeds were received at the beginning of the period and used to pay down debt.

(3) Represents a 35% tax expense impact on the pro forma adjustments.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

(Dollars in thousands)

	December 31, 2013	Less Aclara (1)	Pro Forma Adjustments		Pro Forma December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$34,367	-			$34,367
Accounts receivable, net	88,480	18,000			106,480
Costs and estimated earnings on long-term contracts, less progress billings of $23,723	16,577	-			16,577
Inventories	93,805	-			93,805
Current portion of deferred tax assets	23,684	-			23,684
Other current assets	7,344	-			7,344
Assets held for sale - current	119,547	(119,547)			0
Total current assets	383,804	(101,547)			282,257

Property, plant and equipment, net of accumulated depreciation of $66,542	75,265	-	(1,816	)(2)	73,449
Intangible assets, net of accumulated amortization of $35,638	180,543	-			180,543
Goodwill	283,399	-			283,399
Other assets	9,118	-			9,118
Assets held for sale - other	151,711	(151,711)			0
Total assets	$1,083,840	(253,258)	(1,816)		$828,766

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$50,507	-			$50,507
Accounts payable	25,155	-			25,155
Advance payments on long-term contracts, less costs incurred of $39,349	17,902	-			17,902
Accrued salaries	16,593	-			16,593
Current portion of deferred revenue	16,233	-			16,233
Accrued other expenses	19,089	-			19,089
Liabilities held for sale - current	61,577	(61,577)			0
Total current liabilities	207,056	(61,577)			145,479
Pension obligations	18,848	-			18,848
Deferred tax liabilities	101,533	-			101,533
Other liabilities	3,271	-			3,271
Long-term debt	127,000	-	(127,000	)(3)	0
Liabilities held for sale - other	14,961	(14,961)			0
Total liabilities	472,669	(76,538)	(127,000)		269,131
:
Shareholders' equity	611,171	(176,720)	125,184	(4)	559,635
Total liabilities and shareholders’ equity	$1,083,840	(253,258)	(1,816)		$828,766

Notes:

(1)	The elimination of Aclara’s operating results, assets sold to and liabilities assumed by Buyer reflect the terms of the Agreement and the retainage of certain accounts receivable of Aclara that were not subject to the terms of the Agreement.
(2)	Represents the sale to Buyer of a facility that was not previously included in assets held for sale.

(3)	Represents the estimated net proceeds of the transaction used to pay down debt.
(4)	Represents the estimated net loss to be recorded as a result of the divestiture and the elimination of Aclara's equity.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Securities Purchase Agreement dated March 14, 2014 between ESCO Technologies Holding LLC and Meter Readings Holding, LLC.*

* Schedules to the Securities Purchase Agreement have been omitted pursuant to the provisions of Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2014.

ESCO TECHNOLOGIES INC.

By:	/s/G.E. Muenster
G.E. Muenster
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Securities Purchase Agreement dated March 14, 2014 between ESCO Technologies Holding LLC and Meter Readings Holding, LLC.*

* Schedules to the Securities Purchase Agreement have been omitted pursuant to the provisions of Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.